EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           65 WALL STREET, 11th FLOOR
                              NEW YORK, N.Y. 10005
                            TELEPHONE (212) 306-6596
                                FAX 212-306-6698

                                                   April 27, 1998


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
Customer Service Retail Department
Bowling Green Station
P.O. Box 5187
New York, New York 10274-5187


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
     STRIPPED ('ZERO') U.S. TREASURY SERIES A-K

Gentlemen:

     We have examined the Registration Statement File Nos. 2-89536, 2-94915, 33-02813, 33-13386, 33-21320, 33-28038, 33-34403, 33-39606, 33-47078, 33-49519
and 33-53085 for the above-captioned trusts.

     We hereby consent to the reference to Interactive Data Corporation in the Prospectus and Registration Statement for the above captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   JAMES PERRY
                                                   Vice President